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                                                                       EXHIBIT 3

                           AMENDED AND RESTATED BYLAWS

                                       OF

                            METROCALL HOLDINGS, INC.

1. OFFICES.

        1.1     REGISTERED OFFICE.

                The registered office of the Corporation shall be in Wilmington, Delaware, and the initial registered agent in charge thereof shall be Corporation Service Company.

        1.2     OTHER OFFICES.

                The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2. MEETINGS OF STOCKHOLDERS.

        2.1     PLACE OF MEETINGS.

                All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors.

        2.2     ANNUAL MEETINGS.

                The Corporation shall hold annual meetings of stockholders on the first Wednesday in May at 11 a.m. or at such other date and time as shall be designated from time to time by the Board of Directors, at which stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

        2.3     SPECIAL MEETINGS.

                Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), may be called by (a) the Chairman, (b) a majority of the directors in office, whether or not a quorum or (c) the holder of not less than 35% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.



        2.4     NOTICE OF MEETINGS.

                Notice of any meeting of stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State


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of Delaware (the "Delaware General Corporation Law")). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 222 (or any successor section) of the Delaware General Corporation Law.

        2.5     WAIVERS OF NOTICE.

                Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing and delivered to the corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (a) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

        2.6     BUSINESS AT ANNUAL MEETING.

                At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder.

                For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation no later than the date designated for receipt of stockholders' proposals in a prior public disclosure made by the Corporation. If there has been no such prior public disclosure, then to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days' notice of the date of this annual meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business and (e) the same information required by clauses
(b), (c) and (d) above with respect to any other stockholder that, to the knowledge of the stockholder proposing such business, supports such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.6. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a matter of business was not properly brought before its meeting in accordance with the provisions of this Section 2.6, and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


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        2.7     LIST OF STOCKHOLDERS.

                After the record date for a meeting of stockholders has been fixed, at least 10 days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place in the city where the meeting is to be held, which place is to be specified in the notice of the meeting, or at the place where the meeting is to be held. Such list, also shall, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting. The stock ledger of the Corporation shall be the only evidence as to the stockholders entitled to examine the list required by Section 2.7 hereof or to vote in person or by proxy at any meeting of stockholders.

        2.8     QUORUM AT MEETINGS.

                Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the stock and issued and outstanding and entitled to vote at the meeting, and, who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Once a share is represented for any purpose at a meeting (other than solely to object (a) to holding the meeting or transacting business at the meeting or (b) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

        2.9     VOTING AND PROXIES.

                Unless otherwise provided in the Delaware General Corporation Law, stockholders shall be entitled to vote as set forth in the Certificate of Incorporation, in person or by proxy. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

        2.10    REQUIRED VOTE.

                If a quorum exists, action on a matter (other than the election of directors and approval of Special Transactions as provided in 3.8 hereof) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Certificate of Incorporation or the Delaware General Corporation Law requires a greater number of affirmative votes (in which case such different requirement shall apply). Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election (provided a quorum exists), and the election of directors need not be by written ballot. The Board of Directors, in its discretion, may require that any votes cast at such meeting shall be cast by written ballot


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        2.11    ACTION WITHOUT A MEETING.

                Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such written consent is unanimous, and the writing or writings are delivered to the Corporation for inclusion in the Minute Book of the Corporation.

        2.12    INSPECTOR OF ELECTION.

                The director or the person presiding at the meeting shall appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the beat of his or her ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies and ballots, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspectors may appoint and retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

3. DIRECTORS

        3.1     POWERS.

                The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation, these Bylaws or agreements among stockholders which are otherwise lawful.

        3.2     NUMBER AND ELECTION.

                The number of directors which shall constitute the whole board shall be seven Directors and shall be elected only by stockholders at annual meetings of stockholders, other than the initial board of directors and except as provided in Section 3.3 hereof in the case of vacancies and newly created directorships. Each director elected shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal. The initial board of directors shall be appointed as follows: (i) four directors (each a "Senior Lenders Director" and collectively the "Senior Lenders Directors") shall be appointed by the secured lenders that were party to the Corporation's secured credit facility as evidenced by the Fifth Amended and Restated Loan Agreement dated as of March 17, 2000, as amended (such holders, the "Senior Lenders"); (ii) one director (the "Noteholders Director") shall be appointed by the ad hoc committee formed by certain holders of senior subordinated notes previously issued by the Corporation (the "Noteholder Committee"); (iii) one director (the "Independent Director") shall be appointed collectively, by mutual consent, by the Senior Lenders and the Noteholder Committee; and (iv) one director shall be the Chief Executive Officer of the Corporation.


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        3.3     VACANCIES.

                Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled, for the unexpired term as follows: (i) if such vacancy is for a Senior Lenders Director, such vacancy shall be filled by a majority of the remaining Senior Lenders Directors; (ii) if such vacancy is for the Noteholders Director, such vacancy shall be filled by a majority of the Noteholders or their successors; and (iii) if such vacancy is for the Independent Director, such vacancy shall be filled pursuant to Section 3.2 (iii) above. Any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's earlier death, resignation or removal.

        3.4     TERMS OF OFFICE.

                Unless otherwise provided in the Certificate of Incorporation or the Certificate of Designation, the directors shall be elected at the annual meeting of the stockholders and shall serve until their respective successors are elected and qualified, or until such director's earlier death, resignation or removal. Notwithstanding the foregoing, the initial Noteholders Director and the initial Independent Director shall serve a term of three (3) years and shall not be elected at the annual meeting of the stockholders until such initial three-year term has expired.

        3.5     NOMINATION OF DIRECTORS.

                Except as otherwise provided in the Certificate of Designation, nominations of persons for election to the Board of Directors may be made by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth in this Section 3.5, provided however that for as long as any Series A Preferred Stock remains outstanding, nominations of persons for election to the Board of Directors shall be made as follows: (i) if such Director is to replace a Senior Lenders Director, such Director shall be nominated by a majority of the remaining Senior Lenders Directors; (ii) if such Director is to replace the Noteholders Director, such Director shall be nominated by a majority of the Noteholders or their successors; and (iii) if such Director is to replace the Independent Director, such Director shall be nominated collectively, by mutual consent, by the Senior Lenders and the Noteholder Committee. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be received at the principal executive offices of the Corporation no later than the date designated for receipt of stockholders' proposals in a prior public disclosure made by the Corporation. If there has been no such prior public disclosure, then to be timely, a stockholders nomination must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days' notice of the date of the meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as


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amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice (i) the name and address, as they appear on the Corporation's books, of the stockholder proposing such nomination, and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.5. The Chairman of the meeting shall, if the facts warrant, determine and declare to the annual meeting that a nomination was not made in accordance with the provisions of this Section 3.5, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

        3.6     REGULAR MEETINGS.

                    (a) MEETINGS.

                Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

                    (b) SPECIAL MEETINGS.

                Special meetings of the Board of Directors may be called by the Chairman, a majority of the Board of Directors or the President on one day's notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram or facsimile transmission, and on five days' notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

                    (c) TELEPHONE MEETINGS.

                Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                    (d) ACTION WITHOUT MEETING.

                Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are delivered to the Corporation for inclusion in the Minute Book of the Corporation.

                    (e) WAIVER OF NOTICE OF MEETING; PRESUMPTION OF ASSENT.

                A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the Minute Book of the Corporation. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A director who is present at a meeting is presumed to have assented to any action taken unless such director enters a dissent or abstention in the minutes of the meeting or files a written dissent to such action no later than five days after such director receives a copy of the


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minutes of the meeting, provided that the right to dissent shall not apply to a director who votes in favor of such action.

                    (f) QUORUM AND VOTE AT MEETINGS.

                At all meetings of the Board of Directors, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed pursuant to Section 3.2 hereof (or, if no number is prescribed, the number in office immediately before the meeting begins). The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. In the absence of a quorum for any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        3.7     COMPENSATION OF DIRECTORS.

                The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        3.8     APPROVAL OF SPECIAL TRANSACTIONS.

                Until the redemption in full of the Series A Preferred Stock of the Corporation, approval by the Board of Directors of the Corporation of any Special Transaction shall require the approval of at least five of the seven members of the Board of Directors.

4. COMMITTEES.

        4.1     CREATION OF COMMITTEES.

                The Board of Directors may by resolution create one or more committees including, but not limited to, an Executive Committee, and appoint members of the Board of Directors to serve on them. The Board of Directors shall create (a) an Audit Committee for the purpose of examining and considering matters relating to the financial affairs of the Corporation, (b) a Compensation Committee for the purpose of establishing and implementing an executive compensation policy and (c) for each Special Transaction (as defined below), a Special Transaction Committee for the purpose of considering such Special Transaction in accordance with Section 4.4(a) hereof. Each committee (other than the Special Transaction Committee) may have one or more members, who serve at the pleasure of the Board of Directors, provided that the Audit Committee and the Compensation Committee shall consist of at least a majority of non-employee directors. The creation of a committee and appointment of members to it (other than a Special Transaction Committee) shall be approved by a majority of all the directors in office when the action is taken, whether or not a quorum. The same rules that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

        4.2     COMMITTEE AUTHORITY.

                To the extent specified by the Board of Directors or in the Certificate of Incorporation, each committee may exercise the authority of the Board of Directors, except that a committee may not: (i)


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approve or recommend to stockholders action that is required by law to be approved by stockholders; (ii) fill vacancies on the Board of Directors or on any of its committees; (iii) amend the Certificate of Incorporation; (iv) adopt, amend or repeal these Bylaws; (v) approve a plan of merger not requiring stockholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within the limits specifically prescribed by the Board of Directors.

        4.3     COMPENSATION COMMITTEE.

                    (a) The Board of Directors shall determine the salary and bonus for the Senior Officers of the Corporation and approve the employment contracts of the Senior Officers (where "Senior Officers" means the officers of the Corporation at the level of executive vice president and above), unless the Board expressly delegates such authority to the Compensation Committee or another committee of the Board. The Compensation Committee shall set the salary and bonuses for other officers of the Corporation but may delegate the determination of specific levels for such officers to the Senior Officers in consultation with the Compensation Committee.

                    (b) The Compensation Committee may only make grants of stock options to Senior Officers, if either the Board of Directors subsequently ratifies the grants or the Board expressly approves the future making of such grants.

                    (c) Notwithstanding the provisions in subsections (a) and
(b) above and unless the Board directs otherwise, the Compensation Committee may establish an initial salary for a newly-hired Senior Officer, which salary shall remain in effect until the next regularly-scheduled meeting of the Board, at which time the provisions of subsection (a) above shall apply.

                Compensation Committee shall retain all other functions and responsibilities ascribed to it under the Corporation's option and compensation plans, except as the Board decides to act in its stead.

        4.4     SPECIAL TRANSACTION COMMITTEE.

                    (a) A Special Transaction Committee shall consist of 3 members, one of whom shall be a Senior Secured Lenders Director, the second of whom shall be a Creditors' Committee Director and the third of whom shall be the Independent Director.

                    (b) Any proposed or potential:

                                (i) merger, consolidation, share exchange, conversion or any other business combination or similar transaction with respect to all or substantially all of the assets of the Corporation or

                                (ii) transaction or series of transactions in which the Corporation or any of its wholly-owned subsidiaries shall incur or issue any indebtedness or issue any securities, or guarantee any indebtedness or securities, in excess of
                                        $20,000,000

                shall constitute a "Special Transaction" for purposes of these By-laws.


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                    (c) In connection with its consideration of any Special
Transaction and prior to any vote by the board of directors thereon, the Corporation shall first establish a Special Transaction Committee in accordance with Section 4.4(a) above to consider such Special Transaction. A Special Transaction shall only be voted on by the directors of the Corporation if the Special Committee, by the vote or written consent of a majority of its members, has recommended such Special Transaction for the approval of the Board of Directors.

5. OFFICERS.

        5.1     POSITIONS.

                The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, a President, a Secretary and a Treasurer, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint, including one or more Executive Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as are commonly incident to such officer's office and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person.

        5.2     POWERS.

                    (a) Powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities or partnership interests owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman, the Chief Executive Officer or the President and any other officer designated by the Board of Directors and such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or at any meeting of any partnership in which the Corporation owns an interest at any such meeting, and shall possess and may exercise any and all rights and powers incident to the ownership of such securities or partnership interest and which, as the owner thereof, the Corporation might have possessed and exercised if present.

        5.3     CHAIRMAN.

                The Chairman shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Chairman may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

        5.4     CHIEF EXECUTIVE OFFICER.

                The Chief Executive Officer of the Corporation shall have overall responsibility and authority for the Corporation's strategic planning and for evaluating potential mergers and acquisitions and new business opportunities, subject to the authority of the Board of Directors and the Special Transaction Committee. The Chief Executive Officer may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of


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

Directors to some other officer or agent of the Corporation, provided that the Chief Executive, in the absence of the President, may sign or execute any document or instrument where the signing and execution thereof shall be expressly delegated to the "President" of the Corporation.

        5.5     CHIEF OPERATING OFFICER.

                The Chief Operating Officer of the Corporation shall have overall responsibility and authority for the technical systems, sales and marketing and customer service operations of the Corporation, subject to the authority of the Board of Directors.

        5.6     CHIEF FINANCIAL OFFICER.

                The Chief Financial Officer of the Corporation shall have overall responsibility and authority for the financial affairs of the Corporation including, without limitation, oversight of the Corporation's accounting, inventory, management information systems, internal audit and billing functions, subject to the authority of the Board of Directors.

        5.7     PRESIDENT.

                The President, subject to the authority of the Board of Directors, shall have general charge and supervision of the business of the Corporation, and shall have such duties and powers as shall be designated from time to time by the Board of Directors. The President may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

        5.8     EXECUTIVE VICE PRESIDENT.

                The Executive Vice President shall have such duties and powers as shall be set forth in these Bylaws or as shall be designated from time to time by the Board of Directors or by the Chairman or the Chief Executive Officer. The Executive Vice President may execute bonds, mortgages and other documents under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

        5.9     SECRETARY.

                The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary also may attest all instruments signed by any other officer of the Corporation.

        5.10    ASSISTANT SECRETARY.

                The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary.


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

        5.11    TREASURER.

                The Treasurer shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation.

        5.12    ASSISTANT TREASURER.

                The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, than in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

        5.13    TERM OF OFFICE.

                The officers of the Corporation shall hold office until their successors are chosen and qualified or until their death, earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

        5.14    BONDS.

                The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

6. CAPITAL STOCK.

        6.1     CERTIFICATE OF STOCK; UNCERTIFICATED SHARES.

                The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairman, the Chief Executive Officer, the President, or any Executive Vice President, and by the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

        6.2     LOST CERTIFICATES.

                The Board of Directors, Chairman, Chief Executive Officer, President or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a



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

new certificate, the Board of Directors or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond, in such sum as the Board of Directors or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or an account of the issuance of such new certificate or uncertified shares.

        6.3     ACTIONS; RECORD DATE.

                    (a) BY STOCKHOLDERS.

                In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders (or to take any other action), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be less than 10 nor more than 60 days before the meeting or action requiring a determination of stockholders.

                In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

                A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date.

                If no record date is fixed by the Board of Directors, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or if notice is not required or is waived, at the close of business on the day next preceding the day on which the meeting is held or such other action is taken, except that (if no record date is established by the Board of Directors) the record date for determining stockholders entitled to consent to corporate action without a meeting is the first date on which a stockholder delivers a signed written consent to the Corporation for inclusion in the Minute Book of the Corporation.

                    (b) PAYMENTS.

                In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


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


                    (c) STOCKHOLDERS OF RECORD.

                The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof except as otherwise may be provided by the Delaware General Corporation Law.

7. INSURANCE.

                The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against liability asserted against or incurred by such person in such capacity or arising from such person's status as such (whether or not the corporation would have the power to indemnify such person against the same liability).

8. INDEMNIFICATION.

        8.1     GENERAL.

                The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law (including, without limitation, Section 145 thereof) or other provisions of the laws of Delaware relating to indemnification of directors, officers, employees and agents, as the same may be amended and supplemented from time to time, indemnify any and all such persons whom it shall have power to indemnify under the Delaware General Corporation Law or such other provisions of law.

        8.2 INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN RIGHT OF THE CORPORATION.

                Without limiting the generality of Section 8.1, to the fullest extent permitted, and subject to the conditions imposed, by law, and pursuant to
Section 145 of the Delaware General Corporation Law unless otherwise determined by the Board of Directors:

                    (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether criminal, administrative or investigative) by reason of fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had unreasonable cause to believe that such conduct was unlawful.

        8.3 INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

                Without limiting the generality of Section 8.1, to the fullest extent permitted, and subject to the conditions imposed, by law, and pursuant to
Section 145 of the General Corporation Law unless otherwise determined by the Board of Directors:

                    (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation. No such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        8.4     AUTHORIZATION OF INDEMNIFICATION.

                Any indemnification under this Section 8 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person or persons have met the applicable standard of conduct set forth in Sections 8.2 and 8.3 hereof. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel, in a written opinion, or (c) by a majority of the stockholders entitled to vote generally in the election of directors.

        8.5     ADVANCEMENT OF EXPENSES.

                The Corporation may advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification.

                The Corporation may advance expenses (including attorneys' fees) incurred by any employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and condition, if any, as the Board of Directors deems appropriate.

9. CRITERIA FOR EVALUATING CERTAIN OFFERS.

                The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another institution, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, be authorized to give due consideration to such offer in accordance with Section 4.4 above.

10. GENERAL PROVISIONS.

        10.1    INSPECTION OF BOOKS AND RECORDS.

                Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act an behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

        10.2    DIVIDENDS.

                The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation (including the Certificate of Designation) and the laws of the State of Delaware.

        10.3    RESERVES.

                The Board of Directors may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

        10.4    EXECUTION OF INSTRUMENTS.

                All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        10.5    FISCAL YEAR.

                The fiscal year of the Corporation shall begin on January 1 and end on December 31.

        10.6    SEAL.

                The corporate seal shall be in such form as the Board of Directors shall approved. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

11. AMENDMENTS TO BYLAWS.

        11.1    GENERAL AMENDMENTS.

                Except as provided in Section 11.2 below, the Board of Directors may from time to time adopt, amend and repeal these Bylaws. Such action by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office. Stockholders may from time to time adopt, amend


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

and repeal these Bylaws by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter at a stockholders meeting, voting together as a single class.

        11.2    SPECIAL AMENDMENTS.

                Amendment of any of the following shall require the affirmative vote of at least five out of the seven directors then in office: (i) any change to the size or composition of the board; (ii) any change to the provisions of
Section 3.4 requiring that the initial Noteholders Director and the initial Independent Director serve a three-year initial term, (iii) any change to the provisions of Section 3.8 requiring five of the seven members to vote to give effect to a Special Transaction; (iv) the amendment provisions contained in this
Section 11.2; and (v) any amendment or change to the stock transfer restrictions with respect to the Series A Preferred Stock of the Corporation and Common Stock of the Corporation effective during the two-year period following their initial distribution.



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

                                   CERTIFICATE

                The undersigned, being the duly appointed Assistant Secretary of Metrocall Holdings, Inc. (the "Corporation"), hereby certifies the foregoing to be the Bylaws of the Corporation as in effect on October __, 2002.




                                   -------------------------------
                                   Name: Shirley B. White
                                   Title:  Assistant Secretary






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